Exhibit (99)(a)

Press Release October 22, 2008

WACHOVIA REPORTS 3RD QUARTER LOSS OF $4.8 BILLION EXCLUDING $18.7 BILLION OF NONCASH GOODWILL IMPAIRMENT AND $414 MILLION NET MERGER-RELATED EXPENSE; RESULTS REFLECT PRE-TAX $4.8 BILLION CREDIT RESERVE BUILD

WELLS FARGO MERGER ON TRACK FOR 4TH QUARTER 2008 CLOSE

BUSINESSES REMAIN WELL POSITIONED AND COMMITTED TO SERVING CUSTOMERS

THIRD QUARTER 2008 COMPARED WITH THIRD QUARTER 2007:

•

Net loss of $23.9 billion includes the following on a pre-tax basis: $18.8 billion of goodwill impairment; $4.8 billion credit reserve build to a 3.24 percent reserve-to-loan ratio; $2.5 billion of market disruption losses including $1.2 billion of securities impairments; $310 million principal investing loss

•

Results also reflect costs relating to previous announcements on the auction rate securities settlement, support of Evergreen money market fund exposure to Lehman Brothers and losses on government sponsored entity preferred stock, amounting to $1.1 billion

•	Traditional businesses remained focused on customer service and sales execution; customer satisfaction rating of 6.62 and customer loyalty at 51 percent remained at top of industry

•	Average core deposits up 4 percent on growth in retail CDs and retail brokerage deposits

•	Way2Save campaign hits milestone 1.1 million accounts and $439 million in new account balances

•	A.G. Edwards integration proceeding smoothly; integration over 50 percent complete

Earnings Highlights

	Three Months Ended
	September 30, 2008			June 30, 2008		September 30, 2007
(In millions, except per share data)	Amount		EPS	Amount	EPS	Amount	EPS
Earnings
Net income (loss)	$(23,698)		(11.09)	(8,915)	(4.22)	1,706	0.90
Discontinued operations, net of income taxes	—		—	—	—	(88)	(0.05)
Dividends on preferred stock	(191)		(0.09)	(193)	(0.09)	—	—

Net income (loss) available to common stockholders	$(23,889)		(11.18)	(9,108)	(4.31)	1,618	0.85

Discontinued operations, net of income taxes	—		—	—	—	88	0.05
Net goodwill impairment	18,715		8.76	6,056	2.87	—	—
Net merger-related and restructuring expenses	414		0.19	128	0.06	22	—

Earnings (loss) excluding goodwill impairment, and merger-related and restructuring expenses	$(4,760)		(2.23)	(2,924)	(1.38)	1,728	0.90

Financial ratios
Return on average common stockholders’ equity	(157.43	) %		(50.47)		9.19
Net interest margin (a)	2.94			2.58 (d)		2.92
Fee and other income as % of total revenue (a)	12.70			42.15		39.02
Overhead efficiency ratio (a)	442.60%			170.24		60.20

Capital adequacy (b)
Tier 1 capital ratio	7.4%			8.0		7.1
Total capital ratio	12.2			12.7		10.8
Leverage ratio	5.7%			6.6		6.1

Asset quality
Allowance for loan losses as % of nonaccrual and restructured loans	109%			95		129
Allowance for loan losses as % of loans, net	3.18			2.20		0.78
Allowance for credit losses as % of loans, net (c)	3.24			2.24		0.82
Net charge-offs as % of average loans, net	1.57			1.10		0.19
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	3.05%			2.41		0.66

(a)	Tax-equivalent.
(b)	The third quarter of 2008 is based on estimates.
(c)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(d)	2Q08 includes the SILO charge of $975 million pre-tax; without that charge, the net interest margin would have been 3.15%.

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 2

CHARLOTTE, N.C. – Wachovia today reported a net loss in the third quarter of 2008 of $23.89 billion, representing a net loss per share of $11.18, including a provision for credit losses of $6.63 billion to cover $1.87 billion in net charge-offs and to build reserves by $4.76 billion.

Wachovia’s core businesses generated higher loans and average core deposits, as well as strength in traditional banking and insurance fees; however, market-related businesses and deposit trends reflected market turmoil. The General Bank grew revenue 8 percent over last year and maintained industry-leading customer satisfaction. The retail brokerage business increased in both the number and quality of financial advisors and generated solid cross-sales with other Wachovia businesses. Sales growth in the Wealth Management business offset declines in equity valuations. The Corporate and Investment Bank continued to execute on its transition to a more customer-centric model.

Robert K. Steel, CEO and president said, “In these unprecedented times, my colleagues have demonstrated that Wachovia always puts the interests of our customers and clients first. Although this has been a challenging quarter, Wachovia’s underlying businesses remain solid and our franchise exceptionally attractive. We look forward to the opportunities that lie ahead as we join forces with Wells Fargo.”

“Wachovia’s third quarter results were very much in line with our expectations,” said Wells Fargo’s President and CEO John Stumpf. “We’re more encouraged than ever by what we’ve seen in their franchise, and we’re pleased that Wachovia’s team continues to focus on serving customers.”

“We believe that it was prudent for Wachovia to put these losses behind them,” said Wells Fargo’s Chief Financial Officer Howard Atkins. “The asset write-downs, reserve build, and other items are consistent with our acquisition assumptions. The goodwill impairment will have no impact on tangible capital or our planned capital raise. Monday, Wachovia issued preferred stock to Wells Fargo as contemplated in our share exchange agreement, which represents 39.9 percent of Wachovia’s voting power, and we’re on track to complete the merger as planned in the fourth quarter.”

The third quarter 2008 net loss compared with earnings of $1.62 billion or 85 cents per share in the third quarter of 2007. Excluding goodwill impairment of $18.7 billion after tax, net merger-related and restructuring expense of $414 million, results in the third quarter of 2008 were a net loss of $4.76 billion, or a net loss per share of $2.23.

The pre-tax loss stemmed from:

•

The $18.8 billion in noncash goodwill impairment reflecting declining market valuations and the terms of the merger with Wells Fargo; the recognition of the impairment affected the retail and small business, commercial, wealth management and asset management subsegments. The goodwill impairment charge has no impact on Wachovia’s tangible capital levels or regulatory capital ratios, because goodwill is deducted when computing those ratios;

•	A $6.6 billion credit loss provision, including $3.4 billion to build reserves for the Pick-a-Pay mortgage portfolio and $1.4 billion to build other loan loss reserves;

•	$2.5 billion in market disruption-related losses, including $619 million in investment portfolio securities impairments;

•	$682 million valuation decline in principal investing;

•	$515 million in non-merger severance charges related to expense reductions announced in the second quarter of 2008;

•	$497 million of auction rate securities settlement costs ($398 million, net of minority interest); and

•	$397 million in losses related to planned securities sales, including $171 million from the sale of government sponsored entity preferred shares.

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 3

Wachovia Corporation

	Three Months Ended
(In millions)	September 30, 2008	June 30, 2008	September 30, 2007
Net interest income (Tax-equivalent)	$5,039	4,344	4,584
Fee and other income	733	3,165	2,933
Total revenue (Tax-equivalent)	5,772	7,509	7,517
Provision for credit losses	6,629	5,567	408
Noninterest expense	25,545	12,784	4,525
Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(26,297)	(10,824)	2,395
Income taxes (benefits) (Tax-equivalent)	(2,599)	(1,909)	689
Net income (loss) available to common stockholders	(23,889)	(9,108)	1,618
Average loans, net	478,485	476,734	429,801
Average core deposits	$392,309	390,670	379,009

Key trends in the third quarter of 2008 compared with the third quarter of 2007 included:

•

A significant decline in fee and other income largely due to increased net market disruption-related valuation losses and lower principal investing results, which overshadowed strength in traditional banking. A 25 percent rise in fiduciary and asset management fees and 33 percent higher commissions resulted from the A.G. Edwards acquisition.

•

Net interest income of $5.0 billion, up 10 percent, with a net interest margin of 2.94 percent on increased average loans. Average commercial loans were up 20 percent and average consumer loans were up 6 percent. Average loan growth was driven by strength in commercial, commercial real estate and traditional mortgage, which more than offset the $6.8 billion average net decrease effect of sales/securitization and loan transfer activity. Average core deposit growth of 4 percent was led by retail CDs and money market accounts. Period end core deposits decreased 2 percent driven by a significant decline in higher cost commercial deposits reflecting significant market turmoil at the end of the third quarter of 2008.

•

An increase in noninterest expense largely reflecting the impact of A.G. Edwards, as well as growth in credit-related sundry expense and a planned $497 million ($398 million net of minority interest) in costs related to the settlement of auction rate securities.

•

Provision for credit losses of $6.6 billion, which included $4.8 billion to build reserves. The provision largely reflected the weakening economy and current and anticipated severe deterioration in the residential housing market, particularly in specific markets in California and Florida. Net charge-offs were $1.9 billion, or an annualized 1.57 percent of average net loans. Total nonperforming assets including loans held for sale were $15.0 billion, or 3.05 percent of loans, foreclosed properties and loans held for sale, largely reflecting increases in consumer real estate-related nonperforming assets due to the effects of the weakened housing industry.

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses, goodwill impairment charges, other intangible amortization, provision in excess of net charge-offs and discontinued operations. Segment earnings are the basis on which Wachovia manages and allocates capital to its business segments. In accordance with Wachovia’s business segment methodology, goodwill impairment of $18.8 billion and provision expense in excess of charge-offs and other credit losses, which amounted to $4.8 billion in the third quarter of 2008, are not allocated to business segments. Pages 15 and 16 include a reconciliation of segment results to Wachovia’s consolidated results of operations in accordance with GAAP.

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 4

General Bank

General Bank Highlights

	Three Months Ended
(In millions)	September 30, 2008	June 30, 2008	September 30, 2007
Net interest income (Tax-equivalent)	$3,763	3,697	3,466
Fee and other income	1,003	1,000	935
Total revenue (Tax-equivalent)	4,816	4,754	4,460
Provision for credit losses	1,340	922	207
Noninterest expense	2,127	2,061	1,898
Segment earnings	$857	1,124	1,495
Cash overhead efficiency ratio (Tax-equivalent)	44.16%	43.35	42.54
Average loans, net	$318,573	317,969	295,188
Average core deposits	292,653	290,313	290,099
Economic capital, average	$19,302	16,777	10,904

The General Bank includes retail, small business and commercial customers. The third quarter of 2008 compared with the third quarter of 2007 included:

•

Earnings of $857 million, down $638 million, driven by rising credit costs and related expenses, primarily in the mortgage business, which overshadowed sales momentum elsewhere as reflected in total revenue of $4.8 billion, up 8 percent.

•	9 percent higher net interest income on deposit growth and improved loan spreads despite rising nonperforming assets.

•

Average loan growth of 8 percent, led by consumer real estate secured, commercial lending and auto. Growth in consumer real estate secured was driven by mortgage and home equity and included slower prepayments. Auto loan originations declined 24 percent.

•	Average core deposit growth of $2.6 billion.

•	Growth in net new retail checking accounts of 208,000 in the third quarter of 2008 compared with an increase of 263,000 in the third quarter of 2007.

•

442,000 new retail checking accounts were tied to the Way2Save campaign. This product, which launched in mid-January 2008, reached 1.1 million accounts in the third quarter and $439 million in deposits at September 30, 2008.

•

7 percent growth in fee and other income, with strength in service charges, interchange income and higher mortgage banking fee income. Strong interchange income reflected a 14 percent increase in debit/credit card volume from the third quarter of 2007.

•

A 12 percent increase in noninterest expense due to growth in credit-related sundry expense, FDIC expense, as well as continued strategic investment in de novo branch activity and Western expansion. During the third quarter of 2008, 13 de novo branches were opened and seven branches were consolidated. As a result of performance initiatives, operating leverage continued to improve, which enabled continued strategic investment.

•	A $1.1 billion increase in the provision for credit losses to $1.3 billion, largely reflecting higher net charge-offs in the Pick-a-Pay portfolio and auto.

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 5

Wealth Management

Wealth Management Highlights

	Three Months Ended
(In millions)	September 30, 2008	June 30, 2008	September 30, 2007
Net interest income (Tax-equivalent)	$194	201	184
Fee and other income	192	208	184
Total revenue (Tax-equivalent)	388	412	372
Provision for credit losses	8	5	6
Noninterest expense	246	252	240
Segment earnings	$84	98	80
Cash overhead efficiency ratio (Tax-equivalent)	63.55%	61.24	64.71
Average loans, net	$22,765	22,557	20,996
Average core deposits	14,690	17,609	17,180
Economic capital, average	$729	720	609

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. The third quarter of 2008 compared with the third quarter of 2007 included:

•	5 percent earnings growth to $84 million on 4 percent revenue growth in challenging markets.

•	5 percent growth in net interest income on 8 percent loan growth and wider deposit spreads despite a 14 percent decline in average core deposits, which reflected the market turmoil.

•

4 percent growth in fiduciary and asset management fees as the benefits of a pricing initiative implemented in the third quarter of 2007 and sales growth overcame declines in equity valuations and in assets under management. Insurance commissions rose 5 percent compared with a weak 2007 third quarter.

•	A 3 percent increase in noninterest expense driven by investments in private banking and Western expansion, offset by efficiency initiatives.

•	A 13 percent decline in assets under management from year-end 2007 to $73.2 billion largely due to market depreciation as well as net outflows.

Corporate and Investment Bank

Corporate and Investment Bank Highlights

	Three Months Ended
(In millions)	September 30, 2008	June 30, 2008	September 30, 2007
Net interest income (Tax-equivalent)	$1,043	1,132	838
Fee and other income	(416)	656	176
Total revenue (Tax-equivalent)	570	1,736	962
Provision for credit losses	525	438	1
Noninterest expense	1,154	963	626
Segment earnings (loss)	$(703)	212	212
Cash overhead efficiency ratio (Tax-equivalent)	202.09%	55.50	65.12
Average loans, net	$109,323	106,680	82,979
Average core deposits	27,497	31,686	37,208
Economic capital, average	$14,732	13,821	9,791

The Corporate and Investment Bank includes corporate lending, investment banking, and treasury and international trade finance. Unless otherwise noted, third quarter 2008 results are compared with the third quarter of 2007. These results included:

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 6

•	A loss of $703 million due to continued net valuation losses related to disruption in the capital markets, and increased provision for credit losses.

•

A 24 percent increase in net interest income, which reflected 32 percent growth in average loans including fourth quarter 2007 and first quarter 2008 transfer into the loan portfolio at fair value of certain loans originally slated for distribution, as well as loan growth in the commercial lending businesses.

•

A decline in fee and other income due to significantly lower principal investing results from lower valuations and a decrease in advisory and underwriting fees despite lower market disruption-related losses from the third quarter a year ago.

•

Market disruption-related losses of $940 million compared with $565 million in the second quarter of 2008 and $1.2 billion in the third quarter of 2007. Market disruption-related valuation losses, net of applicable hedges, were:

•

$235 million in subprime residential asset-backed collateralized debt obligations and other related exposures, compared with $238 million in the second quarter and $230 million in the third quarter of 2007;

•	$347 million in commercial mortgage structured products, compared with $209 million in the second quarter and $488 million in the third quarter of 2007;

•	$146 million in consumer mortgage structured products, compared with $68 million in the second quarter and $82 million in the third quarter of 2007;

•	$22 million gain in leveraged finance net of fees, compared with a net $102 million gain in the second quarter and a net $272 million loss in the third quarter of 2007; and

•	$234 million in non-subprime collateralized debt obligations and other structured products, compared with $152 million in the second quarter and $109 million in the third quarter of 2007.

•	A loss of $317 million in principal investing revenue, down from net gains of $361 million in the third quarter of 2007 due to lower valuations on both the direct and fund investment portfolios.

•	An 84 percent increase in noninterest expense primarily due to higher variable compensation and $65 million of auction rate securities settlement costs.

•	A provision of $525 million largely reflecting residential-related commercial real estate and other corporate lending losses.

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 7

Capital Management

Capital Management Highlights

	Three Months Ended
(In millions)	September 30, 2008	June 30, 2008	September 30, 2007
Net interest income (Tax-equivalent)	$388	308	268
Fee and other income	968	1,995	1,444
Total revenue (Tax-equivalent)	1,360	2,295	1,704
Provision for credit losses	1	—	—
Noninterest expense	2,145	2,328	1,241
Segment earnings (loss)	$(499)	(21)	294
Cash overhead efficiency ratio (Tax-equivalent)	157.72%	101.39	72.82
Average loans, net	$3,223	2,878	2,142
Average core deposits	54,734	48,647	31,489
Economic capital, average	$2,033	2,118	1,310

Capital Management includes retail brokerage services and asset management. The third quarter of 2008 compared with the third quarter of 2007 included:

•	A loss of $499 million due to auction rate securities settlement costs and continued market disruption-related losses;

•

A 45 percent increase in net interest income driven by retail brokerage deposit growth of $23.3 billion primarily due to the A.G. Edwards acquisition, as well as organic growth since the acquisition, partially offset by spread compression;

•

A 33 percent decline in fee and other income driven by $931 million in market disruption-related losses compared with $118 million in the second quarter of 2008 and $40 million in the third quarter of 2007;

•	$737 million in valuation losses relating to the support of Evergreen money market funds, compared with $24 million in the second quarter of 2008 and $40 million in the third quarter of 2007;

•	$83 million in valuation losses relating to the liquidation of an Evergreen fund compared with $89 million in the second quarter of 2008;

•	$80 million in valuation losses relating to auction rate securities held on the balance sheet, compared with $5 million in the second quarter of 2008;

•	$31 million relating to other securities impairment.

•	73 percent growth in noninterest expense largely due to the effect of the auction rate securities settlement and the A.G. Edwards merger.

Total assets under management were $209.1 billion at September 30, 2008, down 24 percent from December 31, 2007, driven by net outflows of $40.6 billion as well as $25.0 billion in lower market valuations.

***

Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $764.4 billion and market capitalization of $7.6 billion at September 30, 2008. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to customers through 3,300 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $1.0 trillion in client assets through 14,600 financial advisors in 1,500 offices nationwide. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 8

Forward-Looking Statements

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated October 22, 2008.

Additional Information

The proposed merger between Wachovia and Wells Fargo (the Merger) will be submitted to Wachovia’s shareholders for their consideration. Wells Fargo will file a registration statement with the SEC, which will include a proxy statement/prospectus, and each of Wachovia and Wells Fargo may file other relevant documents concerning the proposed Merger. Shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Wachovia and Wells Fargo, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, wachovia.com and wellsfargo.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, Charlotte, NC 28288-0206, (704) 383-0798; or to Wells Fargo & Company, Investor Relations, MAC A0101-025, 420 Montgomery Street, 2nd Floor, San Francisco, California 94104-1207, (415) 396-3668.

Wachovia and Wells Fargo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Wachovia in connection with the proposed Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 10, 2008. Information about the directors and executive officers of Wells Fargo is set forth in the proxy statement for Wells Fargo’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 17, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, including those presented on page 1 and on page 12 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses, Goodwill Impairment and Discontinued Operations” and “Earnings Excluding Merger-Related and Restructuring Expenses, Goodwill Impairment, Other Intangible Amortization and Discontinued Operations”, and which are reconciled to GAAP financial measures on pages 24 through 26. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses, goodwill impairment and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

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WACHOVIA REPORTS 3RD QUARTER LOSS AMID TOUGH ENVIRONMENT/page 9

Recorded Message and Supplemental Materials

A recorded message reviewing Wachovia’s third quarter 2008 results is available today at 7:00 a.m. Eastern Daylight Saving Time through January 18, 2009, at 800-642-1687 for U.S. callers and 706-645-9291 for international callers. Conference ID: 69710892. The call is also available on the Internet at Wachovia.com/investor.

This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to third quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at Wachovia.com/investor, and investors are encouraged to access these materials in advance of the listening to the recorded message.

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips-Brown at 704-383-8178.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL TABLES

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2008			2007
(Dollars in millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS SUMMARY
Net interest income (GAAP)	$4,991	4,290	4,752	4,630	4,551
Tax-equivalent adjustment	48	54	53	44	33

Net interest income (Tax-equivalent)	5,039	4,344	4,805	4,674	4,584
Fee and other income	733	3,165	2,777	2,744	2,933

Total revenue (Tax-equivalent)	5,772	7,509	7,582	7,418	7,517
Provision for credit losses	6,629	5,567	2,831	1,497	408
Other noninterest expense	5,966	6,376	5,097	5,488	4,397
Merger-related and restructuring expenses	697	251	241	187	36
Goodwill impairment	18,786	6,060	—	—	—
Other intangible amortization	96	97	103	111	92

Total noninterest expense	25,545	12,784	5,441	5,786	4,525
Minority interest in income of consolidated subsidiaries	(105)	(18)	155	107	189

Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(26,297)	(10,824)	(845)	28	2,395
Income taxes (benefits)	(2,647)	(1,963)	(234)	(209)	656
Tax-equivalent adjustment	48	54	53	44	33

Income (loss) from continuing operations	(23,698)	(8,915)	(664)	193	1,706
Discontinued operations, net of income taxes	—	—	—	(142)	(88)

Net income (loss)	(23,698)	(8,915)	(664)	51	1,618
Dividends on preferred stock	191	193	43	—	—

Net income (loss) available to common stockholders	$(23,889)	(9,108)	(707)	51	1,618

Diluted earnings per common share (a)	$(11.18)	(4.31)	(0.36)	0.03	0.85
Return on average common stockholders’ equity	(157.43)%	(50.47)	(3.81)	0.28	9.19
Return on average assets	(11.91)	(4.50)	(0.34)	0.03	0.88
Overhead efficiency ratio	442.60%	170.24	71.76	78.00	60.20
Operating leverage	$(14,498)	(7,416)	509	(1,359)	(847)

ASSET QUALITY
Allowance for loan losses as % of loans, net	3.18%	2.20	1.37	0.98	0.78
Allowance for loan losses as % of nonperforming assets	102	90	78	84	115
Allowance for credit losses as % of loans, net	3.24	2.24	1.41	1.02	0.82
Net charge-offs as % of average loans, net	1.57	1.10	0.66	0.41	0.19
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	3.05%	2.41	1.70	1.14	0.66

CAPITAL ADEQUACY (b)
Tier I capital ratio	7.4%	8.0	7.4	7.4	7.1
Total capital ratio	12.2	12.7	12.1	11.8	10.8
Leverage ratio	5.7%	6.6	6.2	6.1	6.1

OTHER DATA
Average basic common shares (In millions)	2,137	2,111	1,963	1,959	1,885
Average diluted common shares (In millions)	2,143	2,119	1,977	1,983	1,910
Actual common shares (In millions) (c)	2,161	2,159	1,992	1,980	1,901
Dividends paid per common share	$0.05	0.38	0.64	0.64	0.64
Dividend payout ratio on common shares	(0.45)%	(8.70)	(177.78)	2133.33	75.29
Book value per common share (c)	$18.59	30.25	36.24	37.66	36.90
Common stock price	3.50	15.53	27.00	38.03	50.15
Market capitalization (c)	$7,563	33,527	53,782	75,302	95,326
Common stock price to book value (c)	19%	51	75	101	136
FTE employees	117,227	119,952	120,378	121,890	109,724
Total financial centers/brokerage offices	4,820	4,820	4,850	4,894	4,167
ATMs	5,303	5,277	5,308	5,139	5,123

(a)	Calculated using average basic common shares in 2008.
(b)	The third quarter of 2008 is based on estimates.
(c)	Includes restricted stock for which the holder receives dividends and has full voting rights.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2008			2007
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, GOODWILL IMPAIRMENT AND DISCONTINUED OPERATIONS (a) (b)
Return on average common stockholders’ equity	(27.11)%	(15.94)	(3.14)	1.62	9.81
Return on average assets	(2.27)	(1.38)	(0.28)	0.16	0.94
Overhead efficiency ratio	105.01	86.21	68.58	75.48	59.73
Overhead efficiency ratio excluding brokerage	107.32%	80.64	65.47	74.54	56.82
Operating leverage	$(1,325)	(1,347)	563	(1,208)	(843)

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, GOODWILL IMPAIRMENT, OTHER INTANGIBLE AMORTIZATION AND DISCONTINUED OPERATIONS (a) (b) (c)
Dividend payout ratio on common shares	(2.27)%	(27.78)	(246.15)	355.56	68.09
Return on average tangible common stockholders’ equity	(59.94)	(39.94)	(7.07)	5.05	23.88
Return on average tangible assets	(2.35)	(1.42)	(0.26)	0.20	1.03
Overhead efficiency ratio	103.34	84.92	67.22	73.97	58.51
Overhead efficiency ratio excluding brokerage	104.82%	78.84	63.59	72.43	55.32
Operating leverage	$(1,326)	(1,353)	554	(1,187)	(855)

OTHER FINANCIAL DATA
Net interest margin	2.94%	2.58	2.92	2.88	2.92
Fee and other income as % of total revenue	12.70	42.15	36.62	36.99	39.02
Effective income tax rate (d)	10.04	18.06	26.02	122.05	27.33
Effective tax rate (Tax-equivalent) (d) (e)	9.88%	17.65	21.38	127.17	28.38

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$208,906	206,204	198,578	188,164	174,672
Consumer loans, net	269,579	270,530	267,358	261,641	255,129
Loans, net	478,485	476,734	465,936	449,805	429,801
Earning assets	685,944	675,089	659,033	650,140	628,773
Total assets	791,907	796,437	783,593	763,487	729,004
Core deposits	392,309	390,670	394,513	390,043	379,009
Total deposits	446,992	435,548	443,353	437,566	416,107
Interest-bearing liabilities	631,034	619,044	611,099	599,130	574,399
Stockholders’ equity	$70,195	81,740	78,747	73,986	69,857

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$218,918	216,620	211,700	198,566	189,545
Consumer loans, net	263,455	271,578	268,782	263,388	259,661
Loans, net	482,373	488,198	480,482	461,954	449,206
Goodwill and other intangible assets
Goodwill	18,353	36,993	43,068	43,122	38,848
Deposit base	492	531	573	619	670
Customer relationships	1,276	1,321	1,375	1,410	620
Tradename	90	90	90	90	90
Total assets	764,378	812,433	808,575	782,896	754,168
Core deposits	370,054	400,387	398,562	397,405	377,865
Total deposits	418,840	447,790	444,964	449,129	421,937
Stockholders’ equity	$50,003	75,127	77,992	76,872	70,140

(a)	These financial measures are calculated by excluding from GAAP net income (loss) presented on page 11, $414 million, $128 million, $123 million, $108 million and $22 million in the third, second and first quarters of 2008 and the fourth and third quarters of 2007, respectively, of after-tax net merger-related and restructuring expenses, $18.7 billion and $6.1 billion in the third and second quarters of 2008, respectively, of after-tax goodwill impairment, and $142 million and $88 million after tax in the fourth and third quarters of 2007, respectively, of discontinued operations.
(b)	See page 11 for the most directly comparable GAAP financial measure and pages 24 through 26 for a more detailed reconciliation.
(c)	These financial measures are calculated by excluding from GAAP net income (loss) presented on page 11, $62 million, $66 million, $64 million, $64 million and $60 million in the third, second and first quarters of 2008 and the fourth and third quarters of 2007, respectively, of deposit base and other intangible amortization.
(d)	The fourth and third quarters of 2007 include taxes on discontinued operations.
(e)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2008			2007
(In millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
INTEREST INCOME
Interest and fees on loans	$6,972	6,187	7,577	7,980	7,937
Interest and dividends on securities	1,521	1,530	1,496	1,616	1,529
Trading account interest	415	522	571	557	566
Other interest income	492	407	535	757	799

Total interest income	9,400	8,646	10,179	10,910	10,831

INTEREST EXPENSE
Interest on deposits	2,231	2,176	2,941	3,433	3,334
Interest on short-term borrowings	389	418	523	673	801
Interest on long-term debt	1,789	1,762	1,963	2,174	2,145

Total interest expense	4,409	4,356	5,427	6,280	6,280

Net interest income	4,991	4,290	4,752	4,630	4,551
Provision for credit losses	6,629	5,567	2,831	1,497	408

Net interest income (loss) after provision for credit losses	(1,638)	(1,277)	1,921	3,133	4,143

FEE AND OTHER INCOME
Service charges	717	709	676	716	689
Other banking fees	525	518	498	497	471
Commissions	799	910	914	970	600
Fiduciary and asset management fees	1,291	1,355	1,439	1,436	1,029
Advisory, underwriting and other investment banking fees	243	280	261	249	393
Trading account profits (losses)	(701)	(510)	(308)	(524)	(301)
Principal investing	(310)	136	446	41	372
Securities gains (losses)	(1,978)	(808)	(205)	(320)	(34)
Other income	147	575	(944)	(321)	(286)

Total fee and other income	733	3,165	2,777	2,744	2,933

NONINTEREST EXPENSE
Salaries and employee benefits	3,489	3,435	3,260	3,468	2,628
Occupancy	381	377	379	375	325
Equipment	325	317	323	334	283
Marketing	68	95	97	80	74
Communications and supplies	173	184	186	191	176
Professional and consulting fees	242	218	196	271	194
Goodwill impairment	18,786	6,060	—	—	—
Other intangible amortization	96	97	103	111	92
Merger-related and restructuring expenses	697	251	241	187	36
Sundry expense	1,288	1,750	656	769	717

Total noninterest expense	25,545	12,784	5,441	5,786	4,525

Minority interest in income of consolidated subsidiaries	(105)	(18)	155	107	189

Income (loss) from continuing operations before income taxes (benefits)	(26,345)	(10,878)	(898)	(16)	2,362
Income taxes (benefits)	(2,647)	(1,963)	(234)	(209)	656

Income (loss) from continuing operations	(23,698)	(8,915)	(664)	193	1,706
Discontinued operations, net of income taxes	—	—	—	(142)	(88)

Net income (loss)	(23,698)	(8,915)	(664)	51	1,618
Dividends on preferred stock	191	193	43	—	—

Net income (loss) available to common stockholders	$(23,889)	(9,108)	(707)	51	1,618

PER COMMON SHARE DATA (after preferred stock dividends)
Basic earnings
Income (loss) from continuing operations	$(11.18)	(4.31)	(0.36)	0.10	0.91
Net income (loss) available to common stockholders	(11.18)	(4.31)	(0.36)	0.03	0.86
Diluted earnings (a)
Income (loss) from continuing operations	(11.18)	(4.31)	(0.36)	0.10	0.90
Net income (loss) available to common stockholders	(11.18)	(4.31)	(0.36)	0.03	0.85
Cash dividends	$0.05	0.38	0.64	0.64	0.64
AVERAGE COMMON SHARES
Basic	2,137	2,111	1,963	1,959	1,885
Diluted	2,143	2,119	1,977	1,983	1,910

(a)	Calculated using average basic common shares in 2008.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended September 30,
(In millions, except per share data)	2008	2007
INTEREST INCOME
Interest and fees on loans	$20,736	23,278
Interest and dividends on securities	4,547	4,481
Trading account interest	1,508	1,505
Other interest income	1,434	2,057

Total interest income	28,225	31,321

INTEREST EXPENSE
Interest on deposits	7,348	9,528
Interest on short-term borrowings	1,330	2,176
Interest on long-term debt	5,514	6,117

Total interest expense	14,192	17,821

Net interest income	14,033	13,500
Provision for credit losses	15,027	764

Net interest income (loss) after provision for credit losses	(994)	12,736

FEE AND OTHER INCOME
Service charges	2,102	1,970
Other banking fees	1,541	1,336
Commissions	2,623	1,908
Fiduciary and asset management fees	4,085	2,997
Advisory, underwriting and other investment banking fees	784	1,254
Trading account profits (losses)	(1,519)	22
Principal investing	272	718
Securities gains (losses)	(2,991)	42
Other income	(222)	660

Total fee and other income	6,675	10,907

NONINTEREST EXPENSE
Salaries and employee benefits	10,184	8,722
Occupancy	1,137	968
Equipment	965	899
Marketing	260	214
Communications and supplies	543	527
Professional and consulting fees	656	576
Goodwill impairment	24,846	—
Other intangible amortization	296	313
Merger-related and restructuring expenses	1,189	78
Sundry expense	3,694	1,739

Total noninterest expense	43,770	14,036

Minority interest in income of consolidated subsidiaries	32	464

Income (loss) from continuing operations before income taxes (benefits)	(38,121)	9,143
Income taxes (benefits)	(4,844)	2,794

Income (loss) from continuing operations	(33,277)	6,349
Discontinued operations, net of income taxes	—	(88)

Net income (loss)	(33,277)	6,261
Dividends on preferred stock	427	—

Net income (loss) available to common stockholders	$(33,704)	6,261

PER COMMON SHARE DATA (after preferred stock dividends)
Basic earnings
Income (loss) from continuing operations	$(16.28)	3.36
Net income (loss) available to common stockholders	(16.28)	3.31
Diluted earnings (a)
Income (loss) from continuing operations	(16.28)	3.31
Net income (loss) available to common stockholders	(16.28)	3.26
Cash dividends	$1.07	1.76
AVERAGE COMMON SHARES
Basic	2,070	1,890
Diluted	2,080	1,918

(a)	Calculated using average basic common shares in 2008.

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended September 30, 2008
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Goodwill Impairment, Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,763	194	1,043	388	(349)	(48)	4,991
Fee and other income	1,003	192	(416)	968	(1,014)	—	733
Intersegment revenue	50	2	(57)	4	1	—	—

Total revenue (a)	4,816	388	570	1,360	(1,362)	(48)	5,724
Provision for credit losses	1,340	8	525	1	4,755	—	6,629
Noninterest expense	2,127	246	1,154	2,145	390	19,483	25,545
Minority interest	—	—	—	—	(71)	(34)	(105)
Income taxes (benefits)	482	50	(423)	(287)	(2,149)	(320)	(2,647)
Tax-equivalent adjustment	10	—	17	—	21	(48)	—

Net income (loss)	857	84	(703)	(499)	(4,308)	(19,129)	(23,698)
Dividends on preferred stock	—	—	—	—	191	—	191

Net income (loss) available to common stockholders	$857	84	(703)	(499)	(4,499)	(19,129)	(23,889)

	Three Months Ended June 30, 2008
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Goodwill Impairment, Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,697	201	1,132	308	(994)	(54)	4,290
Fee and other income	1,000	208	656	1,995	(694)	—	3,165
Intersegment revenue	57	3	(52)	(8)	—	—	—

Total revenue (a)	4,754	412	1,736	2,295	(1,688)	(54)	7,455
Provision for credit losses	922	5	438	—	4,202	—	5,567
Noninterest expense	2,061	252	963	2,328	869	6,311	12,784
Minority interest	—	—	—	—	26	(44)	(18)
Income taxes (benefits)	637	57	104	(13)	(2,666)	(82)	(1,963)
Tax-equivalent adjustment	10	—	19	1	24	(54)	—

Net income (loss)	1,124	98	212	(21)	(4,143)	(6,185)	(8,915)
Dividends on preferred stock	—	—	—	—	193	—	193

Net income (loss) available to common stockholders	$1,124	98	212	(21)	(4,336)	(6,185)	(9,108)

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended September 30, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,466	184	838	268	(172)	(33)	4,551
Fee and other income	935	184	176	1,444	194	—	2,933
Intersegment revenue	59	4	(52)	(8)	(3)	—	—

Total revenue (a)	4,460	372	962	1,704	19	(33)	7,484
Provision for credit losses	207	6	1	—	194	—	408
Noninterest expense	1,898	240	626	1,241	484	36	4,525
Minority interest	—	—	—	—	189	—	189
Income taxes (benefits)	849	46	114	169	(508)	(14)	656
Tax-equivalent adjustment	11	—	9	—	13	(33)	—

Income (loss) from continuing operations	1,495	80	212	294	(353)	(22)	1,706
Discontinued operations, net of income taxes	—	—	—	—	(88)	—	(88)

Net income (loss)	$1,495	80	212	294	(441)	(22)	1,618

(a)	Tax-equivalent.
(b)	The tax-equivalent amounts are eliminated herein in order for “Total” amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2008			2007
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ON-BALANCE SHEET LOAN PORTFOLIO
COMMERCIAL
Commercial, financial and agricultural	$128,411	122,628	119,193	112,509	109,269
Real estate—construction and other	17,824	18,629	18,597	18,543	18,167
Real estate—mortgage	27,970	27,191	26,370	23,846	21,514
Lease financing	23,725	24,605	23,637	23,913	23,966
Foreign	32,344	35,168	33,616	29,540	26,471

Total commercial	230,274	228,221	221,413	208,351	199,387

CONSUMER
Real estate secured	224,842	230,520	230,197	227,719	225,355
Student loans	10,335	9,945	9,324	8,149	7,742
Installment loans	26,433	29,261	27,437	25,635	24,763

Total consumer	261,610	269,726	266,958	261,503	257,860

Total loans	491,884	497,947	488,371	469,854	457,247
Unearned income	(9,511)	(9,749)	(7,889)	(7,900)	(8,041)

Loans, net (On-balance sheet)	$482,373	488,198	480,482	461,954	449,206

MANAGED PORTFOLIO (a) (b)
COMMERCIAL
On-balance sheet loan portfolio	$230,274	228,221	221,413	208,351	199,387
Securitized loans—off-balance sheet	100	105	120	131	142
Loans held for sale	1,290	2,224	3,342	9,414	13,905

Total commercial	231,664	230,550	224,875	217,896	213,434

CONSUMER
Real estate secured
On-balance sheet loan portfolio	224,842	230,520	230,197	227,719	225,355
Securitized loans—off-balance sheet	5,641	6,337	6,845	7,230	7,625
Securitized loans included in securities	13,081	14,918	11,683	10,755	5,963
Loans held for sale	2,491	3,415	5,960	4,816	3,583

Total real estate secured	246,055	255,190	254,685	250,520	242,526

Student
On-balance sheet loan portfolio	10,335	9,945	9,324	8,149	7,742
Securitized loans—off-balance sheet	2,700	2,721	2,772	2,811	2,856
Securitized loans included in securities	52	52	52	52	52
Loans held for sale	1,280	—	—	—	1,968

Total student	14,367	12,718	12,148	11,012	12,618

Installment
On-balance sheet loan portfolio	26,433	29,261	27,437	25,635	24,763
Securitized loans—off-balance sheet	1,410	1,630	1,968	2,263	2,572
Securitized loans included in securities	23	28	39	47	55
Loans held for sale	4,186	2,791	2,127	2,542	1,975

Total installment	32,052	33,710	31,571	30,487	29,365

Total consumer	292,474	301,618	298,404	292,019	284,509

Total managed portfolio	$524,138	532,168	523,279	509,915	497,943

SERVICING PORTFOLIO (b) (c)
Commercial	$339,790	351,277	354,624	353,464	337,721
Consumer	$33,732	29,100	27,415	27,523	28,015

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the retained interests are classified in securities on-balance sheet, loans held for sale on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	Certain amounts presented in periods prior to the third quarter of 2008 have been reclassified to conform to the presentation in the third quarter of 2008.
(c)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES

(Unaudited)

	2008			2007
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ALLOWANCE FOR CREDIT LOSSES (a)
Balance, beginning of period	$10,956	6,767	4,717	3,691	3,552
Provision for credit losses	6,570	5,504	2,834	1,467	381
Provision for credit losses relating to loans transferred to loans held for sale or sold	17	51	7	6	3
Provision for credit losses for unfunded lending commitments	42	12	(10)	24	24
LOAN LOSSES
Commercial, financial and agricultural	(286)	(254)	(171)	(67)	(41)
Commercial real estate—construction and mortgage	(279)	(216)	(81)	(117)	(5)

Total commercial	(565)	(470)	(252)	(184)	(46)

Real estate secured	(1,087)	(700)	(351)	(156)	(59)
Student loans	(29)	(3)	(3)	(4)	(5)
Installment and other loans (b)	(299)	(230)	(242)	(225)	(168)

Total consumer	(1,415)	(933)	(596)	(385)	(232)

Total loan losses	(1,980)	(1,403)	(848)	(569)	(278)

LOAN RECOVERIES
Commercial, financial and agricultural	16	15	14	22	9
Commercial real estate—construction and mortgage	2	—	1	—	3

Total commercial	18	15	15	22	12

Real estate secured	27	18	10	9	12
Student loans	1	1	1	2	3
Installment and other loans (b)	62	60	57	75	45

Total consumer	90	79	68	86	60

Total loan recoveries	108	94	83	108	72

Net charge-offs	(1,872)	(1,309)	(765)	(461)	(206)

Allowance relating to loans acquired, transferred to loans held for sale or sold	(108)	(69)	(16)	(10)	(63)

Balance, end of period	$15,605	10,956	6,767	4,717	3,691

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses	$15,351	10,744	6,567	4,507	3,505
Reserve for unfunded lending commitments	254	212	200	210	186

Total allowance for credit losses	$15,605	10,956	6,767	4,717	3,691

ALLOWANCE FOR LOAN LOSSES
as % of loans, net	3.18%	2.20	1.37	0.98	0.78
as % of nonaccrual and restructured loans (c)	109	95	84	90	129
as % of nonperforming assets (c)	102	90	78	84	115
ALLOWANCE FOR CREDIT LOSSES
as % of loans, net	3.24%	2.24	1.41	1.02	0.82

NET CHARGE-OFFS AS % OF AVERAGE LOANS, NET (d)
Commercial, financial and agricultural	0.66%	0.60	0.41	0.12	0.10
Commercial real estate—construction and mortgage	2.41	1.89	0.73	1.12	0.02

Total commercial	1.05	0.88	0.48	0.34	0.08

Real estate secured	1.85	1.18	0.59	0.26	0.08
Student loans	1.03	0.07	0.08	0.10	0.14
Installment and other loans (b)	3.18	2.36	2.76	2.35	1.99

Total consumer	1.97	1.26	0.79	0.46	0.27

Total as % of average loans, net	1.57%	1.10	0.66	0.41	0.19

CONSUMER REAL ESTATE SECURED NET CHARGE-OFFS
First lien	$(952)	(592)	(291)	(122)	(32)
Second lien	(108)	(90)	(50)	(25)	(15)

Total consumer real estate secured net charge-offs	$(1,060)	(682)	(341)	(147)	(47)

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	Principally auto loans.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	Annualized.

WACHOVIA CORPORATION AND SUBSIDIARIES

NONPERFORMING ASSETS

(Unaudited)

	2008			2007
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
NONPERFORMING ASSETS
Nonaccrual loans
Commercial
Commercial, financial and agricultural	$1,298	1,229	908	602	354
Commercial real estate—construction and mortgage	2,836	2,203	1,750	1,059	289

Total commercial	4,134	3,432	2,658	1,661	643

Consumer
Real estate secured
First lien	9,197	7,430	5,015	3,234	1,986
Second lien	110	147	75	58	41
Installment and other loans (a)	35	40	40	42	45

Total consumer	9,342	7,617	5,130	3,334	2,072

Total nonaccrual loans	13,476	11,049	7,788	4,995	2,715
Troubled debt restructurings (b)	646	248	48	—	—
Foreclosed properties	860	631	530	389	334

Total nonperforming assets	$14,982	11,928	8,366	5,384	3,049

as % of loans, net, and foreclosed properties (c)	3.10%	2.44	1.74	1.16	0.68

Nonperforming assets included in loans held for sale
Commercial	$21	56	—	—	—
Consumer	5	7	5	62	50

Total nonaccrual loans	26	63	5	62	50
Foreclosed properties	—	—	—	—	9

Total nonperforming assets included in loans held for sale	26	63	5	62	59

Nonperforming assets included in loans and in loans held for sale	$15,008	11,991	8,371	5,446	3,108

as % of loans, net, foreclosed properties and loans held for sale (d)	3.05%	2.41	1.70	1.14	0.66

PAST DUE LOANS 90 DAYS AND OVER, AND NONACCRUAL LOANS (c)
Accruing loans past due 90 days and over	$1,119	1,101	866	708	590
Nonaccrual loans	13,476	11,049	7,788	4,995	2,715

Total past due loans 90 days and over, and nonaccrual loans	$14,595	12,150	8,654	5,703	3,305

Commercial as % of loans, net	1.96%	1.69	1.31	0.89	0.38
Consumer as % of loans, net	3.91%	3.12	2.19	1.49	1.00

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Troubled debt restructurings were not significant prior to the first quarter of 2008.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2008			2007
(In millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and due from banks	$22,233	15,127	14,703	15,124	12,681
Interest-bearing bank balances	2,287	10,289	3,236	3,057	4,449
Federal funds sold and securities purchased under resale agreements	9,900	21,923	10,644	15,449	11,995

Total cash and cash equivalents	34,420	47,339	28,583	33,630	29,125

Trading account assets	56,000	62,589	72,592	55,882	54,835
Securities	107,693	113,461	114,183	115,037	111,827
Loans, net of unearned income	482,373	488,198	480,482	461,954	449,206
Allowance for loan losses	(15,351)	(10,744)	(6,567)	(4,507)	(3,505)

Loans, net	467,022	477,454	473,915	457,447	445,701

Loans held for sale	9,247	8,430	11,429	16,772	21,431
Premises and equipment	7,031	6,667	6,733	6,605	6,002
Due from customers on acceptances	664	1,302	1,109	1,418	1,295
Goodwill	18,353	36,993	43,068	43,122	38,848
Other intangible assets	1,858	1,942	2,038	2,119	1,380
Other assets	62,090	56,256	54,925	50,864	43,724

Total assets	$764,378	812,433	808,575	782,896	754,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	55,752	63,393	60,951	60,893	56,825
Interest-bearing deposits	363,088	384,397	384,013	388,236	365,112

Total deposits	418,840	447,790	444,964	449,129	421,937
Short-term borrowings	67,867	55,448	57,857	50,393	62,714
Bank acceptances outstanding	673	1,307	1,118	1,424	1,303
Trading account liabilities	18,388	26,305	28,887	21,585	17,771
Other liabilities	22,274	19,023	19,036	19,151	18,424
Long-term debt	183,350	184,401	175,653	161,007	158,584

Total liabilities	711,392	734,274	727,515	702,689	680,733

Minority interest in net assets of consolidated subsidiaries	2,983	3,032	3,068	3,335	3,295

STOCKHOLDERS’ EQUITY
Preferred stock, Class A, 40 million shares, no par value; 10 million shares, no par value; none issued	—	—	—	—	—
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at September 30, 2008	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million depositary shares issued and outstanding at September 30, 2008	2,300	2,300	2,300	2,300	—
Non-Cumulative Perpetual Class A Preferred Stock, Series K, $1,000 liquidation preference per share, 3.5 million shares issued and outstanding at September 30, 2008	3,500	3,500	3,500	—	—
Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, $1,000 liquidation preference per share, 4.025 million shares issued and outstanding at September 30, 2008	4,025	4,025	—	—	—
Common stock, $3.33-1/3 par value, authorized 3 billion shares, outstanding 2.137 billion shares at September 30, 2008	7,124	7,121	6,551	6,534	6,283
Paid-in capital	59,883	59,797	56,367	56,149	51,938
Retained earnings (accumulated deficit)	(22,465)	1,534	11,449	13,456	14,670
Accumulated other comprehensive income, net	(4,364)	(3,150)	(2,175)	(1,567)	(2,751)

Total stockholders’ equity	50,003	75,127	77,992	76,872	70,140

Total liabilities and stockholders’ equity	$764,378	812,433	808,575	782,896	754,168

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	THIRD QUARTER 2008			SECOND QUARTER 2008
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$12,247	77	2.51%	$4,980	39	3.11%
Federal funds sold and securities purchased under resale agreements	18,556	120	2.57	13,075	81	2.51
Trading account assets	36,715	431	4.70	43,575	541	4.97
Securities	120,481	1,598	5.30	116,504	1,603	5.51
Loans
Commercial
Commercial, financial and agricultural	122,576	1,525	4.95	120,693	1,493	4.98
Real estate—construction and other	18,438	189	4.09	18,849	204	4.35
Real estate—mortgage	27,577	347	5.00	26,730	338	5.08
Lease financing (a)	6,368	108	6.74	6,713	(857)	(51.02)
Foreign	33,947	351	4.12	33,219	360	4.34

Total commercial	208,906	2,520	4.80	206,204	1,538	3.01

Consumer
Real estate secured	228,736	3,479	6.08	231,754	3,715	6.42
Student loans	10,880	106	3.87	9,887	108	4.41
Installment loans	29,963	710	9.43	28,889	686	9.55

Total consumer	269,579	4,295	6.36	270,530	4,509	6.68

Total loans	478,485	6,815	5.68	476,734	6,047	5.09

Loans held for sale	8,416	152	7.22	9,141	141	6.17
Other earning assets	11,044	133	4.78	11,080	136	4.94

Total earning assets excluding derivatives	685,944	9,326	5.43	675,089	8,588	5.10
Risk management derivatives (b)	—	122	0.07	—	112	0.07

Total earning assets including derivatives	685,944	9,448	5.50	675,089	8,700	5.17

Cash and due from banks	12,250			11,472
Other assets	93,713			109,876

Total assets	$791,907			$796,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	79,077	124	0.63	86,317	137	0.64
Money market accounts	127,097	450	1.41	132,792	504	1.53
Other consumer time	128,595	1,187	3.67	113,579	1,145	4.05
Foreign	24,654	190	3.06	25,913	191	2.97
Other time	30,029	256	3.40	18,965	181	3.83

Total interest-bearing deposits	389,452	2,207	2.25	377,566	2,158	2.30
Federal funds purchased and securities sold under repurchase agreements	39,429	245	2.47	43,288	274	2.54
Commercial paper	4,421	17	1.46	5,186	20	1.61
Securities sold short	6,068	55	3.56	6,243	53	3.42
Other short-term borrowings	8,280	32	1.68	9,288	33	1.34
Long-term debt	183,384	1,810	3.94	177,473	1,737	3.93

Total interest-bearing liabilities excluding derivatives	631,034	4,366	2.76	619,044	4,275	2.77
Risk management derivatives (b)	—	43	0.02	—	81	0.06

Total interest-bearing liabilities including derivatives	631,034	4,409	2.78	619,044	4,356	2.83

Noninterest-bearing deposits	57,540			57,982
Other liabilities	33,138			37,671
Stockholders’ equity	70,195			81,740

Total liabilities and stockholders’ equity	$791,907			$796,437

Interest income and rate earned—including derivatives		$9,448	5.50%		$8,700	5.17%
Interest expense and equivalent rate paid—including derivatives		4,409	2.56		4,356	2.59

Net interest income and margin—including derivatives		$5,039	2.94%		$4,344	2.58%

(a)	Includes the effect of the $975 million leverage lease recalculation in the second quarter of 2008.
(b)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	FIRST QUARTER 2008			FOURTH QUARTER 2007			THIRD QUARTER 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$4,253	51	4.85%	$5,083	64	5.05%	$6,459	93	5.68%
Federal funds sold and securities purchased under resale agreements	11,865	103	3.49	12,901	155	4.77	14,206	194	5.42
Trading account assets	44,655	589	5.28	37,694	569	6.04	38,737	575	5.93
Securities	110,401	1,545	5.60	115,436	1,625	5.62	111,424	1,522	5.46
Loans
Commercial
Commercial, financial and agricultural	115,377	1,671	5.82	111,500	1,908	6.79	106,263	1,927	7.19
Real estate—construction and other	18,634	251	5.42	18,435	318	6.85	17,795	344	7.66
Real estate—mortgage	25,291	374	5.95	22,973	426	7.36	20,883	406	7.71
Lease financing (a)	7,167	140	7.79	7,374	145	7.82	7,523	146	7.80
Foreign	32,109	389	4.86	27,882	380	5.42	22,208	308	5.53

Total commercial	198,578	2,825	5.72	188,164	3,177	6.70	174,672	3,131	7.12

Consumer
Real estate secured	231,392	3,926	6.79	227,893	4,042	7.08	223,356	4,070	7.28
Student loans	9,155	113	4.96	8,073	126	6.19	7,299	122	6.61
Installment loans	26,811	659	9.88	25,675	651	10.04	24,474	614	9.96

Total consumer	267,358	4,698	7.04	261,641	4,819	7.35	255,129	4,806	7.52

Total loans	465,936	7,523	6.48	449,805	7,996	7.08	429,801	7,937	7.35

Loans held for sale	11,592	223	7.71	18,998	360	7.53	20,209	363	7.14
Other earning assets	10,331	146	5.69	10,223	166	6.48	7,937	138	6.91

Total earning assets excluding derivatives	659,033	10,180	6.19	650,140	10,935	6.70	628,773	10,822	6.86
Risk management derivatives (b)	—	52	0.04	—	19	0.01	—	42	0.02

Total earning assets including derivatives	659,033	10,232	6.23	650,140	10,954	6.71	628,773	10,864	6.88

Cash and due from banks	11,645			12,028			11,134
Other assets	112,915			101,319			89,097

Total assets	$783,593			$763,487			$729,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	86,452	236	1.10	83,370	345	1.64	81,851	357	1.73
Money market accounts	128,074	747	2.34	121,717	949	3.09	116,404	980	3.34
Other consumer time	123,655	1,437	4.68	127,061	1,557	4.86	122,474	1,507	4.88
Foreign	26,197	231	3.55	27,354	306	4.44	23,322	292	4.97
Other time	22,643	265	4.71	20,169	263	5.16	13,776	187	5.40

Total interest-bearing deposits	387,021	2,916	3.03	379,671	3,420	3.57	357,827	3,323	3.68
Federal funds purchased and securities sold under repurchase agreements	35,956	308	3.45	36,386	413	4.50	44,334	556	4.98
Commercial paper	5,509	38	2.74	7,272	78	4.27	5,799	65	4.42
Securities sold short	6,919	62	3.63	6,728	61	3.62	7,420	70	3.74
Other short-term borrowings	10,154	45	1.77	10,369	58	2.24	7,793	55	2.74
Long-term debt	165,540	1,961	4.75	158,704	2,129	5.34	151,226	2,067	5.44

Total interest-bearing liabilities excluding derivatives	611,099	5,330	3.51	599,130	6,159	4.08	574,399	6,136	4.24
Risk management derivatives (b)	—	97	0.06	—	121	0.08	—	144	0.10

Total interest-bearing liabilities including derivatives	611,099	5,427	3.57	599,130	6,280	4.16	574,399	6,280	4.34

Noninterest-bearing deposits	56,332			57,895			58,280
Other liabilities	37,415			32,476			26,468
Stockholders’ equity	78,747			73,986			69,857

Total liabilities and stockholders’ equity	$783,593			$763,487			$729,004

Interest income and rate earned—including derivatives		$10,232	6.23%		$10,954	6.71%		$10,864	6.88%
Interest expense and equivalent rate paid—including derivatives		5,427	3.31		6,280	3.83		6,280	3.96

Net interest income and margin—including derivatives		$4,805	2.92%		$4,674	2.88%		$4,584	2.92%

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	NINE MONTHS ENDED September 30, 2008			NINE MONTHS ENDED September 30, 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$7,179	167	3.11%	$3,807	173	6.06%
Federal funds sold and securities purchased under resale agreements	14,514	304	2.80	13,480	529	5.25
Trading account assets	41,630	1,561	5.00	34,561	1,536	5.93
Securities	115,812	4,746	5.47	109,322	4,450	5.43
Loans
Commercial
Commercial, financial and agricultural	119,560	4,689	5.24	101,925	5,468	7.17
Real estate—construction and other	18,640	644	4.62	17,217	986	7.66
Real estate—mortgage	26,536	1,059	5.33	20,432	1,164	7.62
Lease financing (a)	6,748	(609)	(12.04)	7,670	446	7.76
Foreign	33,095	1,100	4.44	18,644	769	5.51

Total commercial	204,579	6,883	4.49	165,888	8,833	7.12

Consumer
Real estate secured	230,620	11,120	6.43	223,778	12,260	7.31
Student loans	9,977	327	4.38	8,220	399	6.49
Installment loans	28,560	2,055	9.61	24,274	1,789	9.85

Total consumer	269,157	13,502	6.69	256,272	14,448	7.52

Total loans	473,736	20,385	5.74	422,160	23,281	7.36

Loans held for sale	9,712	516	7.08	18,213	903	6.62
Other earning assets	10,818	415	5.12	8,057	421	6.98

Total earning assets excluding derivatives	673,401	28,094	5.57	609,600	31,293	6.85
Risk management derivatives (b)	—	286	0.05	—	136	0.03

Total earning assets including derivatives	673,401	28,380	5.62	609,600	31,429	6.88

Cash and due from banks	11,791			11,638
Other assets	105,458			87,170

Total assets	$790,650			$708,408

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	83,931	497	0.79	83,350	1,097	1.76
Money market accounts	129,313	1,701	1.76	111,949	2,873	3.43
Other consumer time	121,967	3,769	4.13	119,828	4,331	4.83
Foreign	25,585	612	3.20	22,008	811	4.93
Other time	23,902	702	3.92	10,304	413	5.36

Total interest-bearing deposits	384,698	7,281	2.53	347,439	9,525	3.67
Federal funds purchased and securities sold under repurchase agreements	39,557	827	2.79	39,203	1,459	4.98
Commercial paper	5,036	75	1.98	5,290	182	4.60
Securities sold short	6,409	170	3.54	7,758	220	3.79
Other short-term borrowings	9,236	110	1.60	7,463	151	2.69
Long-term debt	175,495	5,508	4.19	145,604	5,870	5.39

Total interest-bearing liabilities excluding derivatives	620,431	13,971	3.01	552,757	17,407	4.21
Risk management derivatives (b)	—	221	0.04	—	414	0.10

Total interest-bearing liabilities including derivatives	620,431	14,192	3.05	552,757	17,821	4.31

Noninterest-bearing deposits	57,285			60,500
Other liabilities	36,064			25,651
Stockholders’ equity	76,870			69,500

Total liabilities and stockholders’ equity	$790,650			$708,408

Interest income and rate earned—including derivatives		$28,380	5.62%		$31,429	6.88%
Interest expense and equivalent rate paid—including derivatives		14,192	2.81		17,821	3.90

Net interest income and margin—including derivatives		$14,188	2.81%		$13,608	2.98%

(a)	Includes the effect of the $975 million leverage lease recalculation in the second quarter of 2008.
(b)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008			2007
(In millions, except per share data)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
INCOME (LOSS) FROM CONTINUING OPERATIONS
Net income (loss) (GAAP)	A	$(23,698)	(8,915)	(664)	51	1,618
Discontinued operations, net of income taxes (GAAP)		—	—	—	142	88

Income (loss) from continuing operations (GAAP)		(23,698)	(8,915)	(664)	193	1,706
Merger-related and restructuring expenses (GAAP)		414	128	123	108	22
Goodwill impairment (GAAP)		18,715	6,056	—	—	—

Earnings excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	B	(4,569)	(2,731)	(541)	301	1,728
Other intangible amortization (GAAP)		62	66	64	64	60

Earnings excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	C	$(4,507)	(2,665)	(477)	365	1,788

INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS
Net income (loss) available to common stockholders (GAAP)	D	$(23,889)	(9,108)	(707)	51	1,618
Discontinued operations, net of income taxes (GAAP)		—	—	—	142	88

Income (loss) from continuing operations available to common stockholders (GAAP)		(23,889)	(9,108)	(707)	193	1,706
Merger-related and restructuring expenses (GAAP)		414	128	123	108	22
Goodwill impairment (GAAP)		18,715	6,056	—	—	—

Earnings excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	E	(4,760)	(2,924)	(584)	301	1,728
Other intangible amortization (GAAP)		62	66	64	64	60

Net income (loss) available to common stockholders, excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	F	$(4,698)	(2,858)	(520)	365	1,788

RETURN ON AVERAGE COMMON STOCKHOLDERS’ EQUITY
Average common stockholders’ equity (GAAP)	G	$60,370	72,579	74,697	73,599	69,857
Merger-related and restructuring expenses (GAAP)		405	191	110	242	124
Goodwill impairment (GAAP)		9,106	998	—	—	—
Discontinued operations (GAAP)		—	—	—	(142)	(88)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	H	69,881	73,768	74,807	73,699	69,893
Average intangible assets (GAAP)	I	(38,694)	(44,998)	(45,211)	(44,941)	(40,198)

Average tangible common stockholders’ equity, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	J	$31,187	28,770	29,596	28,758	29,695

Return on average common stockholders’ equity
GAAP	D/G	(157.43)%	(50.47)	(3.81)	0.28	9.19
Excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	E/H	(27.11)	(15.94)	(3.14)	1.62	9.81
Return on average tangible common stockholders’ equity
GAAP	D/G+I	(438.45)	(132.82)	(9.64)	0.71	21.64
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	F/J	(59.94)%	(39.94)	(7.07)	5.05	23.88

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008			2007
(In millions, except per share data)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
RETURN ON AVERAGE ASSETS
Average assets (GAAP)	K	$791,907	796,437	783,593	763,487	729,004
Average intangible assets (GAAP)		(38,694)	(44,998)	(45,211)	(44,941)	(40,198)

Average tangible assets (GAAP)	L	753,213	751,439	738,382	718,546	688,806

Average assets (GAAP)		791,907	796,437	783,593	763,487	729,004
Merger-related and restructuring expenses (GAAP)		405	191	110	242	124
Goodwill impairment (GAAP)		9,106	998	—	—	—
Discontinued operations (GAAP)		—	—	—	(142)	(88)

Average assets, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	M	801,418	797,626	783,703	763,587	729,040
Average intangible assets (GAAP)		(38,694)	(44,998)	(45,211)	(44,941)	(40,198)

Average tangible assets, excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	N	$762,724	752,628	738,492	718,646	688,842

Return on average assets
GAAP	A/K	(11.91)%	(4.50)	(0.34)	0.03	0.88
Excluding merger-related and restructuring expenses, goodwill impairment and discontinued operations	B/M	(2.27)	(1.38)	(0.28)	0.16	0.94
Return on average tangible assets
GAAP	A/L	(12.52)	(4.77)	(0.36)	0.03	0.93
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	C/N	(2.35)%	(1.42)	(0.26)	0.20	1.03

OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	O	$25,545	12,784	5,441	5,786	4,525
Merger-related and restructuring expenses (GAAP)		(697)	(251)	(241)	(187)	(36)
Goodwill impairment (GAAP)		(18,786)	(6,060)	—	—	—

Noninterest expense excluding merger-related and restructuring expenses and goodwill impairment	P	6,062	6,473	5,200	5,599	4,489
Other intangible amortization (GAAP)		(96)	(97)	(103)	(111)	(92)

Noninterest expense excluding merger-related and restructuring expenses, goodwill impairment and other intangible amortization	Q	$5,966	6,376	5,097	5,488	4,397

Net interest income (GAAP)		$4,991	4,290	4,752	4,630	4,551
Tax-equivalent adjustment		48	54	53	44	33

Net interest income (Tax-equivalent)		5,039	4,344	4,805	4,674	4,584
Fee and other income (GAAP)		733	3,165	2,777	2,744	2,933

Total	R	$5,772	7,509	7,582	7,418	7,517

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	S	$1,919	2,116	1,628	1,718	1,033

Net interest income (GAAP)		$365	289	260	305	255
Tax-equivalent adjustment		—	1	1	1	—

Net interest income (Tax-equivalent)		365	290	261	306	255
Fee and other income (GAAP)		1,547	1,814	1,867	1,907	1,180

Total	T	$1,912	2,104	2,128	2,213	1,435

Overhead efficiency ratios GAAP	O/R	442.60%	170.24	71.76	78.00	60.20
Excluding merger-related and restructuring expenses, and goodwill impairment	P/R	105.01	86.21	68.58	75.48	59.73
Excluding merger-related and restructuring expenses, goodwill impairment and brokerage	P-S/R-T	107.32	80.64	65.47	74.54	56.82
Excluding merger-related and restructuring expenses, goodwill impairment and other intangible amortization	Q/R	103.34	84.92	67.22	73.97	58.51
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and brokerage	Q-S/R-T	104.82%	78.84	63.59	72.43	55.32

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008			2007
(In millions, except per share data)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
OPERATING LEVERAGE
Operating leverage (GAAP)		$(14,498)	(7,416)	509	(1,359)	(847)
Merger-related and restructuring expenses (GAAP)		(5,613)	9	54	151	4
Goodwill impairment (GAAP)		18,786	6,060	—	—	—

Operating leverage, excluding merger-related and restructuring expenses, and goodwill impairment		(1,325)	(1,347)	563	(1,208)	(843)
Other intangible amortization (GAAP)		(1)	(6)	(9)	21	(12)

Operating leverage, excluding merger-related and restructuring expenses, goodwill impairment and other intangible amortization		$(1,326)	(1,353)	554	(1,187)	(855)

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	U	$0.05	0.38	0.64	0.64	0.64

Diluted earnings per common share (GAAP) (a)	V	$(11.18)	(4.31)	(0.36)	0.03	0.85
Merger-related and restructuring expenses (GAAP)		0.19	0.06	0.06	0.05	—
Goodwill impairment (GAAP)		8.76	2.87	—	—	—
Other intangible amortization (GAAP)		0.03	0.03	0.04	0.03	0.04
Discontinued operations (GAAP)		—	—	—	0.07	0.05

Diluted earnings per common share, excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations (a)	W	$(2.20)	(1.35)	(0.26)	0.18	0.94

Dividend payout ratios
GAAP	U/V	(0.45)%	(8.70)	(177.78)	2,133.33	75.29
Excluding merger-related and restructuring expenses, goodwill impairment, other intangible amortization and discontinued operations	U/W	(2.27)%	(27.78)	(246.15)	355.56	68.09

*	The letters included in the columns are provided to show how the various ratios presented in the tables on pages 24 through 26 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing income (GAAP) by average assets (GAAP) (i.e., A/K) and annualized where appropriate.
(a)	Calculated using average basic common shares in 2008.